EXHIBIT 4(a)


                            1993 STOCK OPTION PLAN OF
                          SUTTER SURGERY CENTERS, INC.

ARTICLE 1. ESTABLISHMENT AND PURPOSE.

         The Plan is being established to offer selected employees and directors an opportunity to acquire a proprietary interest in the success of the Company, or to increase such interest, by exercising Options to purchase Shares of the Company's common Stock. Options granted under the Plan may include Nonstatutory Options as well as ISO's intended to qualify under section 422 of the Code.

ARTICLE 2. DEFINITIONS.

         2.01. "Board of Directors" shall mean the Board of Directors of the Company, as constituted from time to time. 2.02. "Bonus Awards" shall mean Performance Awards or Fixed Awards.

         2.03. "Code" shall mean the Internal Revenue Code of 1986, as amended.

         2.04. "Committee" shall mean a committee of the Board of Directors, as described in Section 3.01 and Section 3.02.

         2.05. "Company" shall mean Sutter Surgery Centers, Inc., a Delaware corporation.

         2.06. "Employee" shall mean any individual who is a common-law employee of the Company or of a Subsidiary.

         2.07. "Exercise Price" shall mean the amount for which one Share may be purchased upon exercise of an Option, as specified by the Committee in the applicable Stock Option Agreement.

         2.08. "Fair Market Value" shall mean the fair market value of a Share, as determined by the Committee in good faith. Such determination shall be conclusive and binding on all persons.

         2.09. "Fixed Awards" shall mean awards that are not contingent on the performance of objectives but are contingent upon the continued employment of the participant with the Company for a period specified by the Committee in the award.

         2.10. "ISO" shall mean an employee  incentive stock option described in section 422(b) of the Code.

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         2.11.  "Nonstatutory Option" shall mean a stock option not described in section 422(b) or 423(b) of the Code.

         2.12. "0ption" shall mean an ISO or Nonstatutory Option granted under the Plan and entitling the holder to purchase Shares.

         2.13. "0ptionee" shall mean an individual who holds an Option.

         2.14. "Performance Awards" shall mean awards made in terms of stated potential maximum dollars amount, percentage of compensation or number of Shares, with the actual amount, percentage or number determined by the Committee with reference to the level of performance over a period of time as determined by the Committee.

         2.15. "Plan" shall mean this 1993 Stock Option Plan of Sutter Surgery Centers, Inc.

         2.16. "Service" shall mean service as an Employee or director of the Company.

         2.17. "Share" shall mean one share of Stock, as adjusted in accordance with Article 9, if applicable.

         2.18. "Stock" shall mean the common Stock of the Company.

         2.19. "Stock 0ption Agreement" shall mean the agreement between the Company and an Optionee which contains the terms, conditions and restrictions pertaining to his or her Option.

         2.20. "Subsidiary " shall mean any corporation, if the Company or one or more other Subsidiaries own not less than fifty percent (50%) of the total combined voting power of all classes of outstanding stock of such corporation. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

         2.21. 'Total and Permanent Disability " shall mean that the Optionee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted, or can be expected to last, for a continuous period of not less than twelve (12) months.


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ARTICLE 3. ADMINISTRATION.

         3.01. Committee Membership. The Plan shall be administered by the Committee, which shall consist of three (3) or more members of the Board of Directors. The members of the Committee shall be appointed by the Board of Directors. If no Committee has been appointed, the entire Board of Directors shall constitute the Committee.

         3.02. Ineligibility. No member of the Committee shall be eligible to participate in this Plan or any stock purchase, bonus award, stock option, stock appreciation right or other stock incentive plan of the Company except as provided in Section 4.01B. No person may be a member of the Committee if, within one (1) year prior to appointment to the Committee, such person participated, or was eligible to participate, in this Plan or any stock purchase, bonus award, stock option, stock appreciation right or other stock incentive plan of the Company except as provided in Section 4.01B. Except for adjustment under Section
9.01 of Shares allocable or Options outstanding under the Plan to prevent dilution or enlargement of rights, neither the Board nor the Committee shall have any discretion to alter (i) the number of Shares subject to any stock options granted to nonemployee directors under Section 4.01B, or (ii) the terms under which such options are granted. The selection of any member of the Committee is intended to qualify for exemption under Rule 16b-3, or its successor, under such Act. Any provision of this Plan shall be construed consistent with the applicability, interpretation and scope of Rule 16b-3, or its successor, under such Act.

         3.03. Committee Procedures. The Board of Directors shall designate one of the members of the Committee as chairperson. The Committee may hold meetings at such times and places as it shall determine. The acts of a majority of the Committee members present at meetings at which a quorum exists, or acts reduced to or approved in writing by all Committee members, shall be valid acts of the Committee.

         3.04. Committee Responsibilities. Subject to the provisions of the Plan, the Committee shall have full authority and discretion to take the following actions:

                  A. To interpret the Plan and to apply its provisions;

                  B. To adopt, amend or rescind rules, procedures and forms relating to the Plan;

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                  C. To  authorize  any  person  to  execute,  on  behalf of the
Company, any instrument required to carry out the purposes of the Plan;

                  D. To determine when Options are to be granted under the Plan;

                  E. To select the Optionees;

                  F. To determine the number of Shares to be made subject to each Option;

                  G. To prescribe the terms and conditions of each Option, including (without limitation) the Exercise Price, to determine whether such Option is to be classified as an ISO or as a Nonstatutory Option, and to specify the provisions of the Stock Option Agreement relating to such Option;

                  H. To amend any outstanding Stock Option Agreement, subject to applicable legal restrictions and to the consent of the Optionee who entered into such agreement;

                  I. To prescribe the consideration for the grant of each Option under the Plan and to determine the sufficiency of such consideration; and

                  J. To take any other actions deemed necessary or advisable for the administration of the Plan.

                  All decisions, interpretations and other actions of the Committee shall be final and binding on all Optionees and all persons deriving their rights from an Optionee. No member of the Committee shall be liable for any action that he or she has taken or has failed to take in good faith with respect to the Plan or any Option.

         3.05. Financial Reports. Not less often than annually, the Company shall furnish to Optionees reports of its financial condition, unless such Optionees have access to equivalent information through their employment. Such reports need not be audited.

ARTICLE 4. ELIGIBILITY.
         4.01. General Rule.

                  A. Each Employee shall be eligible for designation as an Optionee by the Committee.

                  B. Nonemployee directors shall be granted nonqualified stock options to purchase thirty thousand (30,000) Shares of the Company to each individual who is a nonemployee director on the date this Plan is adopted and to

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each  individual  who is first elected as a nonemployee  director in lieu of any salary or other compensation.

         4.02. Ten Percent Shareholders. An Employee who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding Stock of the Company or any of its Subsidiaries shall not be eligible for designation as an Optionee of an ISO unless: (a) the Exercise Price is at least one hundred ten percent (110%) of the Fair Market Value of a Share on the date of grant; and (b) the Option by its terms is not exercisable after the expiration of five (5) years from the date of grant.

         4.03. Attribution Rules. For purposes of Section 4.02 above, in determining Stock ownership, an Employee shall be deemed to own the Stock owned, directly or indirectly, by or for his or her brothers, sisters, spouse, ancestors and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be deemed to be owned proportionately by or for its shareholders, partners or beneficiaries. Stock with respect to which such Employee holds an Option shall not be counted.

         4.04. Outstanding Stock. For purposes of Section 4.02 above, "outstanding Stock" shall include all Stock actually issued and outstanding immediately after the grant. "Outstanding Stock" shall not include treasury shares or shares authorized for issuance under outstanding Options held by the Employee or by any other person.

ARTICLE 5. STOCK SUBJECT TO PLAN.

         5.01. Basic Limitation. Shares offered under the Plan shall be authorized but unissued Shares. The aggregate number of Shares which may be issued under the Plan upon exercise of Options shall not exceed two million (2,000,000) Shares, subject to adjustment pursuant to Article 9. The number of Shares which are subject to Options outstanding at any time under the Plan shall not exceed the number of Shares which then remain available for issuance under the Plan. The Company, during the term of the Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of the Plan.

         5.02. Additional Shares. In the event that any outstanding Option for any reason expires or is cancelled or otherwise terminated, the Shares allocable to the unexercised portion of such Option shall again be available for the purposes of the


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Plan.  In the event that  Shares  issued  under the Plan are  reacquired  by the
Company pursuant to a forfeiture provision, a right of repurchase or a right of first refusal, such Shares shall again be available for the purposes of the Plan.

ARTICLE 6. BONUS AWARDS.

         6.01. Form of Award. Bonus Awards may be made to eligible officers and other Employees in the form of any one or more of: (i) cash; or (ii) Shares of Stock issued to the Employee but forfeitable and with restrictions on transfer in any form consistent with this Plan. In addition, in the Committee's discretion, the Company may satisfy all or any part of its obligation under a Bonus Award payable in cash by delivering Shares of Stock with a then fair market value equal to all or a part of the amount of such obligation.

         6.02. Performance Awards. The Committee may make grants of Performance Awards to eligible officers, directors and Employees. An individual receiving a Performance Award shall have no rights or interests of any kind in such award until the conclusion of the performance period and the Committee's determination that the level of achievement specified in the award has been achieved. The time of vesting, if any, after reaching the designated level of achievement shall be as specified in the award.

         6.03. Fixed Awards. The Committee may grant Fixed Awards to eligible officers, directors and Employees. The participant receiving a Fixed Award shall not have any rights or interests of any kind in the award until the participant satisfies the employment conditions set out in the Fixed Award.

         6.04. Rights With Respect to Shares. If Shares of common Stock are issued pursuant to an award, the participant shall have the right to vote the Shares and to receive dividends thereon from the date of issuance until forfeited.

ARTICLE 7. TERMS AND CONDITIONS OF OPTIONS.

         7.01. Stock 0ption Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Committee deems appropriate for inclusion in a Stock Option Agreement. The provisions of the various Stock Option


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Agreements entered into under the Plan need not be identical.  However,  Options granted to nonemployee directors shall become exercisable with respect to twenty-five percent (25%) of the Shares subject thereto on each of the first four (4) anniversaries of the date of grant and shall expire ten (10) years from the date of grant.

         7.02. Number of Shares. Each Stock Option Agreement shall specify the maximum number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Article 9. The Stock Option Agreement shall also specify whether the Option is an ISO or a Nonstatutory Option.

         7.03. Exercise Price. Each Stock Option Agreement shall specify the Exercise Price. The Exercise Price of an ISO shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant, except as otherwise provided in Section 4.02. The Exercise Price of a Nonstatutory Option shall not be less than eighty-five percent (85%) of the Fair Market Value of a Share on the date of grant. The Exercise Price to a nonemployee director shall be one hundred percent (100%) of the Fair Market Value of a Share on the date of grant. Subject to the preceding two sentences, the Exercise Price under any Option shall be determined by the Committee at its sole discretion. The Exercise Price shall be payable in a form described in Article 8.

         7.04. Withholding Taxes. As a condition to the exercise of a Nonstatutory Option, the Optionee shall make such arrangements as the Committee may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with the disposition of Shares acquired by exercising an Option. An Option may provide that the Optionee may elect to deliver to the Company (or authorize the Company to retain from the Shares purchased upon exercise of such Option) whole Shares of Stock to satisfy the Company's obligation to withhold federal, state and local income tax required to be withheld in respect of such exercise. However, if an Optionee is an executive officer or director of the Company (within the meaning of section 16 of the Securities Exchange Act of 1934), the Optionee may not make this election during the six (6) month period beginning on the date of grant of such Option and must elect either (i) at least six (6) months prior to the date on which the amount of such withholding tax is determined; (ii) during the (10) business day period beginning on the third business day

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following each release of the Company's quarterly or annual summary of sales and earnings; or (iii) in advance of such ten (10) business day period to be effective within such ten (10) business day period. The Optionee's election shall be irrevocable, but subject to disapproval by the Committee.

         7.05. Exercisability and Term. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable. No Option shall be exercisable earlier than six (6) months from the date of grant. The vesting of any Option shall be determined by the Committee at its sole discretion. A Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee's death, Total and Permanent Disability or retirement, a change in control with respect to the Company, or other events. The Stock Option Agreement shall also specify the term of the Option. The term shall not exceed ten (10) years from the date of grant, except as otherwise provided in Section 4.02. Subject to the preceding sentence, the Committee, at its sole discretion, shall determine when an Option is to expire.

         7.06. Nontransferability. No Option shall be transferable by the Optionee other than by will, by a beneficiary designation executed by the
Optionee and delivered to the Company or by the laws of descent and distribution. An Option may be exercised during the lifetime of the Optionee only by him or her or by his or her guardian or legal representative. No Option or interest therein may be transferred, assigned, pledged or hypothecated by the Optionee during his or her lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

         7.07. Termination of Service (Except by Death. If an Optionee's Service terminates for any reason other than his or her death, then his or her Option(s) shall expire on the earliest of the following occasions:


                  A. The expiration date determined pursuant to Section 7.05 above;

                  B. The date ninety (90) days after the termination of his or her Service for any reason other than Total and Permanent Disability; or

                  C. The date twelve (12) months after the termination of his or her Service by reason of Total and Permanent Disability.

                  The Optionee may exercise all or part of his or her Option(s) at any time before the expiration of such Option(s) under the preceding sentence, but only to the extent that such Option(s) had become exercisable before his or her Service

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terminated or became exercisable as a result of the termination.  The balance of such Option(s) shall lapse when the Optionee's Service terminates. In the event that the Optionee dies after the termination of his or her Service but before the expiration of his or her Option(s), all or part of such Option(s) may be exercised, prior to expiration, by the executors or administrators of the Optionee's estate or by any person who has acquired such Option(s) directly from him or her by bequest, beneficiary designation or inheritance, but only to the extent that such Option(s) had become exercisable before his or her Service terminated or became exercisable as a result of the termination.

         7.08. Leaves of Absence. For purposes of Section 7.07 above, Service shall be deemed to continue while the Optionee is on military leave, sick leave or other bona fide leave of absence, as determined by the Committee. The foregoing notwithstanding, in the case of an ISO granted under the Plan, Service shall not be deemed to continue beyond the first ninety (90) days of such leave, unless the Optionee's reemployment rights are guaranteed by statute or by contract.

         7.09. Death of 0ptionee. If an Optionee dies while he or she is in Service, then his or her Option(s) shall expire on the earlier of the following dates:

                  A. The expiration date determined pursuant to Section 7.05 above; or

                  B. The date twelve (12) months after his or her death.

                  All or part of the Optionee's Option(s) may be exercised at any time before the expiration of such Option(s) under the preceding sentence by the executors or administrators of his or her estate or by any person who has acquired such Option(s) directly from him or her by bequest, beneficiary designation or inheritance, but only to the extent that such Option(s) had become exercisable before his or her death or became exercisable as a result of his or her death. The balance of such Option(s) shall lapse when the Optionee dies.

         7.10. No Rights as a Stockholder. An Optionee, or an estate of Optionee or transferee, pursuant to a qualified domestic relations order as defined by the Code, of an Optionee, shall have no rights as a stockholder with respect to any Shares covered by his or her Option until the date of the issuance of a stock certificate for such Shares. No adjustments shall be made, except as provided in Article 9.

         7.11. Modification, Extension and Assumption of 0ptions. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding


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Options or may accept the cancellation of outstanding  Options,  whether granted by the Company or another issuer, in return for the grant of new Options for the same or a different number of Shares and at the same or a different price. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, impair his or her rights or increase his or her obligations under such Option.

         7.12. Restrictions on Transfer of Shares. Any Shares issued upon exercise of an Option shall be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable Stock Option Agreement and shall apply in addition to any general restrictions that may apply to all holders of Shares.

ARTICLE 8.  PAYMENT FOR SHARES.

         8.01. General Rule. The entire Exercise Price of Shares issued under the Plan shall be payable in lawful money of the United States of America at the time when such Shares are purchased, except as follows:

                  A. In the case of an ISO granted under the Plan, payment shall be made only pursuant to the express provisions of the applicable Stock Option Agreement. However, the Committee, at its sole discretion, may specify in the Stock Option Agreement that payment may be made in one or both of the forms described in Sections 8.02 and 8.03 below.

                  B. In the case of a Nonstatutory Option granted under the Plan, the Committee (at its sole discretion) may accept payment in one or both of the forms described in Sections 8.02 and 8.03 below.

         8.02. Surrender of Stock. To the extent that this Section 8.02 is applicable and to the extent that applicable law permits, payment may be made all or in part with Shares which have already been owned by the Optionee or his or her representative for more than six (6) months and which are surrendered to the Company in good form for transfer. Such Shares shall be valued at their Fair Market Value on the date when the new Shares are purchased under the Plan.

         8.03. Promissory Note. To the extent that this Section 8.03 is applicable, a portion of the Exercise Price of Shares issued under the Plan may be payable by a full-recourse promissory note; provided that: (a) the par value of such Shares must


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be paid in lawful  money of the  United  States of America at the time when such
Shares are purchased; (b) the Shares are security for payment of the principal amount of the promissory note and interest thereon; and (c) the interest rate payable under the terms of the promissory note shall not be less than the minimum rate, if any, required to avoid the imputation of additional interest under the Code. Subject to the foregoing, the Committee, at its sole discretion, shall specify the term, interest rate, amortization requirements, if any, and other provisions of such note.

ARTICLE 9. ADJUSTMENT OF SHARES.

         9.01. General. In the event of a subdivision of the outstanding Stock, a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the value of Shares, a combination or consolidation of the outstanding Stock, by reclassification or otherwise, into a lesser number of Shares, a recapitalization or a similar occurrence, the Committee shall make appropriate adjustments in one or more of: (a) the number of Shares available for future grants under Article 5; (b) the number of Shares covered by each outstanding Option; or (c) the Exercise Price under each outstanding Option.

         9.02. Merger; Consolidation. In the event that the Company is a party to a merger or consolidation, outstanding Options shall be subject to the agreement of merger or consolidation. Such agreement shall provide for either:
(a) the assumption of outstanding Options by the surviving corporation or its parent; (b) the continuation of outstanding Options by the Company, if the Company is a surviving corporation; (c) the payment of a cash settlement equal to (i) the difference between the amount to be paid for one Share under such agreement and the Exercise Price multiplied by (ii) the number of Shares subject to the Option, vested or unvested, or both, as determined by the Company; or (d) the acceleration of the exercisability of outstanding Options followed by the cancellation of Options not exercised, in all cases other than clause (c) without the Optionees' consent. (The Optionees' consent shall be required for a cash settlement.) Any cancellation shall not occur earlier than thirty (30) days after such acceleration is effective and Optionees have been notified of such acceleration. In the case of Options that have been outstanding for less than twelve (12) months, a cancellation need not be preceded by an acceleration.


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         9.03.  Reservation of Rights.  Except as provided in this Article 9, an
Optionee shall have no rights by reason of: (a) any subdivision or consolidation of shares of stock of any other class; (b) the payment of any dividend; or (c) any other increase or decrease in the number of shares of stock of any other class. Any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to an Option. The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

ARTICLE 10.  SECURITIES LAWS.

         10.01. Compliance with Securities Laws. Shares shall not be issued under the Plan unless the issuance and delivery of such Shares complies with, or is exempt from, all applicable requirements of law, including, without limitation, the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or automated quotation system on which the Company's securities may then be listed.

         10.02. Company Determination.

                  A. The Company shall have the absolute right to determine the effective date of the exercise or vesting of any grant under this Plan after determining that the issuance and delivery of any Shares to the holder will not violate any state or federal securities or other laws.

                  B. Upon the request of the Company, the person receiving the Shares shall provide to the Company in writing that all of the Shares to be acquired shall be held for that person's own account without a view to any distribution, that the Shares shall bear an appropriate legend to that effect, and that such Shares will not be transferred or disposed of except in compliance with applicable federal and state securities laws.

                  C. The Company has the complete discretion to defer the effectiveness of any exercise of an Option granted under this Plan in order to allow the issuance of the Shares to be made pursuant to registration or an exemption for registration in order to comply with federal or state securities laws. The Company is not required to effect any registration of any of the Shares pursuant to the Securities Act of 1933 or any comparable state statutes.

                  D. The Company shall inform the Optionee, in writing, of any decision to delay the effective date of the Optionee's exercise of the Option. During the period of the delay in the effective date, the Optionee may rescind Optionee's election to exercise Optionee's Option at that time. To rescind the election, Optionee must notify the Company, in writing, before the expiration of the period to delay the effectiveness of the Option.

         10.03. Effect of Public Offering. This provision shall take precedence over any other provision of this Agreement. If the Company makes any public offering and determines, in its sole discretion, that the number of outstanding Stock Options must be reduced in order to comply with any federal or state law, the Committee shall have the right to (a) accelerate the dates on which Options granted under this Plan may be exercised; and (b) cancel any such accelerated Options if the Options are not exercised within thirty (30) days after notice of such acceleration has been given to the Optionee.

ARTICLE 11.  NO EMPLOYMENT RIGHTS.

         No provision of the Plan, or any Option granted under the Plan, shall be construed to give any person any right to become, to be treated as, or to remain an Employee. The Company and its Subsidiaries reserve the right to terminate any person's Service at any time and for any reason.

ARTICLE 12.  DURATION AND AMENDMENTS.

         12.01. Term of the Plan. The Plan, as set forth herein, shall become effective on the date of its adoption by the Board of Directors, subject to the approval of the Company's stockholders. In the event that the stockholders fail to approve the Plan within twelve (12) months after its adoption by the Board of Directors, any Option grants already made shall be null and void, and no additional Option grants shall be made after such date. The Plan shall terminate automatically ten (10) years after its adoption by the Board of Directors and may be terminated on any earlier date pursuant to Section 12.02 below.

12.02.   Right to Amend or Terminate the Plan.

                  A. The Board of Directors may amend, suspend or terminate the Plan at any time and for any reason; provided, however, that any amendment of the Plan which (1) materially increases the benefits to the Plan participants,
(2) materially increases the number of Shares available for issuance under the Plan except as provided in Article 9 or Section 4.01B, (3) change the number of Shares subject to stock options to be granted to nonemployee directors under
Section 4.01B, (4) materially changes the class of persons who are eligible for any grant of Options, or (5) adversely impacts the rights of participants under awards or grants outstanding at the time of such amendment or termination, shall be subject to the approval of the Company's stockholders. Stockholder approval shall not be required for any other amendment of the Plan.

                  B. Notwithstanding Section 12.02A, Section 4.01B may not be amended more often than once every six (6) months, other than to conform the Plan to requirements of the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations thereunder.

         12.03. Effect of Amendment or Termination. No Shares shall be issued under the Plan after the termination thereof, except upon exercise of an Option granted prior to such termination. The termination of the Plan, or any amendment thereof, shall not affect any Share previously issued or any Option previously granted under the Plan.

ARTICLE 13. EXECUTION.

         To record the adoption of the Plan by the Board of Directors on 1993, the Company has caused its authorized officer to execute the same.

                                          SUTTER SURGERY CENTERS, INC., a
                                          Delaware corporation



                                           By  /s/ August A. Saibeni
                                             -------------------------------
                                               August A. Saibeni, President

                  FIRST AMENDMENT TO 1993 STOCK OPTION PLAN OF
                          SUTTER SURGERY CENTERS, INC.

         This First Amendment to 1993 Stock Option Plan, dated May 24, 1993 (the "Plan") of Sutter Surgery Centers, Inc., a Delaware corporation (the "Company"), is entered into as of July 23, 1993. All terms not defined herein shall have the meaning set forth in the Plan.

         Section 2.20 of the Plan is hereby amended to read in its entirety as follows:

              "Subsidiary" shall mean any entity, if the Company or one or more of its subsidiaries own not less than fifty (50%) of the total combined voting power of all the equity interests in such entity; provided, however, if the Company receives a favorable response from the Securities and Exchange Commission with respect to an interpretative question under Rule 701 the Securities Act of 1933, as amended, subsidiary shall also mean any limited partnership in which the Company or one or more of its subsidiaries (I) own the controlling general partnership interest and (ii) are included in the Company's consolidated financial statements under generally accepted accounting principles."

         Section 4.02 of the Plan is hereby amended to read in its entirety as follows:

              "4.02. Ten Percent Shareholders.

              "A. Any person eligible under the Plan who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding Stock of the Company, the Company's parents, or the Company's Subsidiaries shall not receive any Options unless the Exercise Price is at least one hundred ten percent (110%) of the Fair Market Value of a Share on the date of grant.

              "B. Any employee who is required to receive Options in accordance with Section 4.02A of the Plan, shall not be eligible for designation as an Optionee of an ISO unless (a) the Exercise Price is calculated based on Section 4.02A of the Plan and (b) the Option by its terms is not exercisable after the expiration of five (5) years from the date of grant."

         Section 7.01 of the Plan is amended by adding the following provision to the end of Section 7.01:

              "Further, Options granted to any other eligible person under the Plan shall become exercisable with respect to at least twenty percent (20%) of the Shares subject thereto on each of the first five (5) years from the date of grant and shall expire ten (10) years from the date of grant."

         Section 7.03 of the Plan is hereby amended to read in its entirety as follows:

              "Section 7.03. Exercise Price. Each Stock Option Agreement shall specify the Exercise Price. Except as required by Section 4.02 of the
         Plan:

              "A. The Exercise Price of an ISO shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of the grant.

              "B. The Exercise Price of a Nonstatutory Option shall not be less than eighty-five (85%) of the Fair Market Value of a Share on the date of grant.

              "C. The Exercise Price to a nonemployee director shall be one hundred (100%) of the Fair Market Value of a Share on the date of grant.

              "Subject to the limitations set forth above, the Exercise Price under any Option shall be determined by the Committee in its sole discretion. The Exercise Price shall be payable in a form described in
         Article 8."

         Section 7.12 of the Plan is hereby amended by adding the following provision to the end of Section 7.12:

              "However, any provisions giving the Company the right to repurchase the Shares upon the termination of an Optionee's employment with the Company, or the Company's Subsidiaries shall only be in accordance with the Rules of the California Commissioner of Corporations (currently set forth in Section 260.140.41(k) of the Code of Regulations), or under the rules of any applicable state securities regulator."

         IN WITNESS WHEREOF, the Company has caused this First Amendment to 1993 Stock Option Plan of Sutter Surgery Centers, Inc., a Delaware corporation, to be executed on its behalf by its officer duly authorized to act on behalf of the Company.

                                          COMPANY:


                                          SUTTER SURGERY CENTERS, INC., a
                                          Delaware corporation



                                          By /s/ August A. Saibeni
                                            --------------------------------
                                              August A. Saibeni, President
                                              and Chief Executive Officer

                               SECOND AMENDMENT TO
                            1993 STOCK OPTION PLAN OF
                          SUTTER SURGERY CENTERS, INC.

         This Second Amendment to 1993 Stock Option Plan, dated May 24, 1993 (the "Plan"), as amended by the First Amendment, dated as of July 23, 1993, of Sutter Surgery Centers, Inc., a Delaware corporation (the "Company"), is dated as of March 15, 1994. All terms not defined herein shall have the meaning set forth in the Plan.

         Section 2.21 of the Plan is hereby amended in its entirety by deleting the entire Section 2.21.

         Section 7.05 of the Plan is hereby amended to read in its entirety as follows:

              "7.05. Exercisability and Term. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable. No option shall be exercisable earlier than six (6) months from the date of grant. The vesting of any Option shall be determined by the Committee at its sole discretion. A Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee's death, disability or retirement, or other events. However, a Stock Option Agreement may not provide for accelerated exercisability in the event of a change of control of the Company. The Stock Option Agreement shall also specify the term of the Option. The term shall not exceed ten (10) years from the date of the grant, except as otherwise provided in Section 4.02. Subject to the preceding sentence, the Committee, at its sole discretion, shall determine when an Option is to expire."

         Section 7.07B of the Plan is hereby amended to read in its entirety as follows:

              "B. The date ninety days (90) days after the termination of his or her Service for any reason other than a disability; or"

              Section 7.07C of the Plan is hereby amended to read in its entirety as follows: "C. The date twelve months (12) after the termination of his or her Service by reason of a disability."

         Section 7.12 of the Plan is hereby amended by deleting the word "forfeiture" in the first sentence.

         Section 9.02 of the Plan is hereby amended to read in its entirety as follows:

              "9.02. Merger; Consolidation. In the event that the Company is a party to a merger or consolidation, outstanding Options shall be subject to the agreement of merger or consolidation. Such agreement shall provide for either: (a) the assumption of outstanding Options by the surviving corporation or its parent; (b) the continuation of outstanding Options by the Company, if the Company is a surviving corporation; (C) the payment of a cash settlement equal to (I) the difference between the amount to be paid for one Share under such agreement and the Exercise Price multiplied by (ii) the number of vested Shares subject to the Option; or (d) the acceleration of the exercisability of outstanding vested Options followed by the cancellation of Options not exercised (including unvested options), in all cases other than clause (C) without the Optionees' consent. (The Optionees' consent shall be required for a cash settlement.) Any cancellation shall not occur earlier than thirty (30) days after such acceleration is effective and Optionees have been notified of such acceleration. In the case of Options that have been outstanding for less than twelve (12) months, a cancellation need not be preceded by an acceleration."

         IN WITNESS WHEREOF, the Company has caused this Second Amendment to 1993 Stock Option Plan, as amended, of Sutter Surgery Centers, Inc., a Delaware corporation, to be executed on its behalf by its officer duly authorized to act on behalf of the Company.

                                            COMPANY:

                                            SUTTER SURGERY CENTERS, INC., a
                                            Delaware corporation



                                            By /s/ August A. Saibeni
                                               -----------------------------
                                               August A. Saibeni, President
                                               and Chief Executive Officer